November 15-17, 2006
Bank of America 2006 Energy Conference
J. Keith Lousteau – Chief Financial Officer, Executive Vice President & Treasurer
Joseph M. Bennett – Senior VP, Principal Accounting Officer, Chief Investor Relations Officer
Exhibit 99.1

TIDEWATER
601 Poydras Street, Suite 1900
New Orleans, LA 70130
Phone: 504.568.1010
Fax: 504.566.4580
Web site address: www.tdw.com
Email: connect@tdw.com
In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this presentation provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in any way anticipated or projected by the Company, involve many risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, are:
fluctuations in oil and gas prices; the level of fleet additions by competitors and vessel overcapacity; changes in levels of capital spending in domestic and international markets by customers in the energy industry for exploration, development and production; unsettled political conditions, civil unrest and governmental actions, especially in higher risk countries of operations; changing customer demands for different vessel specifications; acts of terrorism; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Participants should consider all of these risk factors as well as other information contained in the Company’s form 10-K’s and 10-Q’s.
FORWARD-LOOKING STATEMENTS

3 18 10 8 9 5 5 4 1 1 0 4 8 12 16 20 1998 1999 2000 2001 2002 2003 2004 2005 2006 Lost Time Accidents Fiscal Years

Tidewater
Largest new fleet in the industry … and counting
Second highest dividend yield of the OSX
(One of the) strongest balance sheets of the OSX
Repurchasing common shares
International, International, International …. also Gulf of
Mexico.
First call consensus earnings FYE ’07: $ 5.59 per share

… And Also
Favorable commodity prices
E&P spending up
Rig count up
New rig construction
Strong demand in virtually all areas of operation
Growing financial effect of “new” fleet
Favorable tax changes

6 Striving to Achieve Financial Balance Financial Strength

Our Strategy-Steady as she goes
Seek the right acquisition(s) at the right price– whole
fleets or individual vessels
Continue to renew the fleet in a disciplined way
Maintain and grow market share – Domestic and
International
Continue to push dayrates to grow profits and cash flow
Continue to Add Incremental Value (Implementation of
EVA)
Maintain financial strength

November 15-17, 2006
J. Keith Lousteau – Chief Financial Officer, Executive Vice President & Treasurer
Joseph M. Bennett – Senior VP, Principal Accounting Officer, Chief Investor Relations Officer
Bank of America 2006 Energy Conference